VYSTAR CORPORATION
INVESTOR QUESTIONNAIRE
AND
SUBSCRIPTION AGREEMENT

This Investor Questionnaire and Subscription Agreement is to be completed by all Investors seeking to purchase shares of Common Stock and Warrants (the “Securities”) of Vystar Corporation, a Georgia corporation (the “Company”).  The following information is needed in order to determine (i) whether an investment in the Securities is a suitable investment for the Investor, (ii) to ensure compliance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and (iii) to determine whether the undersigned is an accredited investor.  The undersigned understands that the Company will rely upon the information contained herein for purposes of such determination.

The undersigned also understands and agrees that, although the Company will use its best efforts to keep the information provided in the answers to this Investor Questionnaire and Subscription Agreement strictly confidential, the Company may present this questionnaire, and the information provided in answers to it, to such parties as it deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of a private placement or if the contents hereof are relevant to any issue in any investigation, action, suit or proceeding to which the Company is a party or by which it is or may be bound.

If the answer to any questions below is “none” or “not applicable,” please so indicate.  If you have any questions concerning the definitions or statutory references used in this Investor Questionnaire and Subscription Agreement, please contact our counsel, Jerry Baxter at (678) 553-2430.

I.INDIVIDUAL INVESTORS
(Investors other than Individuals should turn to Page 4)

1.	Personal.

Name
(Exact name as it should appear on stock certificate)

Additional Investor (i.e., joint tenant, tenant in common, community property holder)

Residence Address
Home Telephone
Date of Birth
Social Security Number
Employer
Business Address
Business Telephone
Occupation
Citizenship

2.	Joint Ownership.

Complete for Tenants in Common, Joint Tenants and Community Property held in two names ONLY if the information differs from that given above:

Residence Address

Home Telephone
Date of Birth
Social Security Number
Employer
Business Address
Business Telephone
Occupation
Citizenship

3.	Accredited Investor Status.

I am an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act by virtue of meeting the standard(s) that I have initialed below:

(Please initial, in the space provided, the statements(s) applicable to you.)

____	a.	I am a director or executive officer of the Company.

or

____	b.	I have, or my spouse and I jointly have, a net worth in excess of $1,000,000.

or

____	c.
I have had an individual annual income (exclusive of my spouse’s income, regardless of whether this is a joint investment with my spouse) in excess of $200,000, or joint annual income with my spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level this year.

If none of these statements are applicable to you, please check here  _________.

IF YOU ARE AN INDIVIDUAL INVESTOR, PLEASE TURN TO PAGE 6 OF THIS INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT.

II.  NON-INDIVIDUAL INVESTORS

(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership, trust or other entity.)

IF INVESTMENT WILL BE MADE BY MORE THAN ONE AFFILIATED ENTITY, PLEASE COMPLETE A COPY OF THIS INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT FOR EACH ENTITY.

1.	Identification.

Name
(Exact name as it will appear on stock certificate)

Address of Principal
Place of Business
Jurisdiction of Formation
Or Incorporation
Contact Person
Telephone Number
Federal Employer Identification No.
Type of Entity

______	Limited Partnership
______	General Partnership
______	Corporation
______	Revocable Trust (in Attachment A, identify each grantor, and indicate under which circumstances the trust is revocable by the grantor)[1]
______	Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries in Attachment A)
______	Other form of organization (indicate form of organization below)

____________
1	Each individual who invests through a revocable trust must complete the Individual Investor section of thisInvestor Questionnaire and Subscription Agreement.

Was the entity formed for the purpose of this investment?

Yes ________                                                                No ________

If the answer is yes, all shareholders, partners or other equity owners must answer Part I of this Investor Questionnaire and Subscription Agreement.  If the above answer is no, please continue completing this form.

2.           Business.

Please check the appropriate box to indicate which of the following categories is applicable to you:
[ ]
Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purposes of acquiring securities of the Company, with total assets in excess of $5,000,000;

[ ]	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
[ ]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
[ ]	an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;
[ ]
a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act, acting in either an individual or fiduciary capacity;

[ ]	an insurance company as defined in Section 2(13) of the Securities Act;
[ ]
an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

[ ]	an entity in which all of the equity owners are accredited investors;
[ ]
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Company, whose purchase is directed by a sophisticated person (as described in Rule 506(b)(2)(ii) promulgated under the Securities Act).

[ ]	Other. Describe:

III.  ADDITIONAL REPRESENTATIONS

THE INVESTOR, BY SIGNING THIS INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT, WILL BE DEEMED TO HAVE MADE ALL REPRESENTATIONS AND WARRANTIES CONTAINED IN PARAGRAPHS 1 THROUGH 11 BELOW.

1.
The Investor acknowledges that: (a) the Investor has been provided with information concerning the Company and has had an opportunity to ask questions and to obtain such additional information concerning the Company as the Investor deems necessary in connection with the Investor’s acquisition of the Securities; (b) information with respect to existing business and historical operating results of the Company and estimates and projections as to future operations involve significant subjective judgment and analysis, which may or may not be correct; (c) the Company cannot, and does not, make any representation or warranty as to the accuracy of the information concerning the past or future results of the Company.

2.
The Investor has sought such accounting, legal and tax advice as the Investor considered necessary to make an informed investment decision.  The Investor is experienced in investment and business matters and is aware of and can afford the risks of making such an investment, including the risk of losing the Investor’s entire investment.

3.
The Securities to be acquired by the Investor will be acquired solely by and for the account of the Investor for investment and are not being purchased for resale or distribution.  The Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Securities (or any portion thereof or interest therein) which the Investor will acquire and the Investor has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.  The financial condition of the Investor is such that the Investor has no need for liquidity with respect to the Investor’s investment in the Securities and no need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking or indebtedness; and the overall commitment by the Investor to investments which are not readily marketable is not disproportionate to the Investor’s net worth and will not become excessive as a result of investment in the Securities.

4.
The Investor understands that the Company has no obligation or intention to register the Securities under any U.S. federal or state securities act or law or the securities act or law of any other jurisdiction.

5.
The Investor understands, represents, warrants and agrees that the Investor’s Securities are not transferable, that the Investor will not, directly or indirectly, sell, assign, convey, hypothecate or otherwise transfer the Investor’s Securities (or any portion thereof or interest therein) and that violation of the foregoing will cause such transfer to be void and need not be recognized by the Company.

6.
The Investor warrants that the Investor has knowledge and experience in financial, investment and business matters and that the Investor is capable of evaluating the merits and risks of an investment in the Securities.

7.	The Investor acknowledges that no representations or agreements have been made to the Investor with respect to the purchase of the Securities.

8.	The Investor expressly acknowledges that:

(a)
No federal, state or other governmental agency has passed upon the adequacy or accuracy or the information concerning the Company or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Securities as an investment.

(b)
The Investor is not dependent upon a current cash return with respect to the Investor’s investment in the Securities, and the Investor understands that distributions are not required to be made and that returns on an investment in the Securities may not be realized for years.

(c)
The Securities are being offered and sold to prospective purchasers directly, and neither the Company nor any person acting on behalf of the Company has offered to sell the Securities to the Investor by means of any form of general solicitation or advertising, such as media advertising or public seminars.

9.
The Investor (i) if an individual, is at least 21 years of age; (ii) if a partnership, is comprised of partners all of whom are at least 21 years of age; and (iii) if a corporation, partnership, trust or other like entity, is authorized and otherwise duly qualified to purchase and hold the Securities.  The Investor has duly authorized, executed and delivered this Investor Questionnaire and Subscription Agreement and understands that the Company is not obligated to accept this Investor Questionnaire and Subscription Agreement and that this Investor Questionnaire and Subscription shall be valid and binding on the Company only upon acceptance by the Company.

10.
The Investor certifies under penalties of perjury that (i) the Investor’s taxpayer identification number (social security number for an individual Investor) as set forth herein is correct; (ii) the Investor’s home address (in the case of an individual) or principal place of business (in the case of an entity) as set forth herein is correct; and (iii) the Investor is not subject to backup withholding either because the Investor has not been notified by the Internal Revenue Service (“IRS”) that the Investor is subject to backup withholding as a result of a failure to report all interest or dividends, or because the Investor has been notified by the IRS that the Investor is no longer subject to backup withholding.  If the Investor is subject to backup withholding, Investor should cross through clause (iii) and check the following box:  ☐

IV. GENERAL REPRESENTATION

The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company in complying with its obligations under applicable securities laws.  Consequently, the undersigned hereby agrees to notify the Company forthwith of any changes in the information contained herein.

[Signatures on the following page]

IN WITNESS WHEREOF, I have executed this Investor Questionnaire and Subscription Agreement as Investor this ___ day of ________, 2009.

Name of Investor (Please Print)

By:    _____________________________
                   Signature of Investor
Title: _____________________________

Number of Securities Subscribed:

__________ shares of Common Stock (and accompanying warrants to purchase one share of Common Stock at the rate of one (1) warrant for each two (2) shares of Common Stock subscribed) at  $1.00 per share.

Accepted this ____ day of __________, 2009:

Vystar Corporation

By: ____________________________

Attachment A

I.           REVOCABLE TRUSTS

1.           Identify each grantor:

2.           Circumstances under which the trust is revocable by the grantor(s).

II.           OTHER TRUSTS

1.           Type of trust:

2.           For trusts other than pension trusts, identify each grantor and beneficiary:

  Grantor(s):

  Beneficiary(ies):